                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   UWINK, INC.
             (Exact name of registrant as specified in its charter)

            Utah                                                 87-0412110
            ----                                                 ----------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation ororganization)                               Identification No.)

        16106 Hart Street
       Van Nuys, California                                        91406
       --------------------                                        -----
(Address of principal executive offices)                         (Zip Code)


                           2006 EQUITY INCENTIVE PLAN
                           --------------------------
                            2005 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full title of the plan)

                                 Peter Wilkniss
                                16106 Hart Street
                           Van Nuys, California 91406

                     (Name and address of agent for service)

                                 (818) 909-6030
          (Telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
   TO BE REGISTERED       REGISTERED (1)(2)         SHARE (3)            PRICE (3)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 3,000,000               $0.28               $840,000              $89.88
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Includes 2,000,000 shares available for issuance under the 2005 Stock Incentive Plan and 1,000,000 shares available for issuance under the 2006 Equity Incentive Plan.

(3) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 14, 2006, as reported on the OTC Electronic Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this registration statement:

                  (a) The Annual Report for the fiscal year ended December 31, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on April 17, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The quarterly report for the quarter ended March 31, 2006, filed by the registrant with the Commission on Form 10QSB on May 15, 2006.

                  (c) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on April 19, 2006.

                  (d) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on May 2, 2006 and amended on May 30, 2006.

                  (e) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on June 5, 2006.

                  (f) The description of the registrant's common stock, which is included in the registration statement on Form SB-2, file no. 333-119136, filed with the Commission on September 21, 2004.

                  (g) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, partners of the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Utah Business Corporation Act provides that corporations may indemnify directors and officers made a party to a proceeding because he is or was a director or officer, against liability incurred in the proceeding if:
(a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This provision shall not eliminate or limit the liability of a director or officer: (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation; or (ii) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in the director or officer's official capacity, in which proceeding the director or officer was adjudged liable on the basis that the director derived an improper personal benefit. Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1      2006 Equity Incentive Plan
                  4.2      2005 Stock Incentive Plan*
                  5.       Opinion regarding legality
                  23.1     Consent of Kabani & Company, Inc.
                  23.2     Consent of Richardson & Patel LLP
                           (included in Exhibit 5)

                  *Incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 15, 2005.

ITEM 9.           UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 15th day of June, 2006.

                                     UWINK, INC.
                                     A Utah Corporation


                                     /S/ Nolan Bushnell
                                     -------------------------------------------
                                     By:  Nolan Bushnell
                                     Its:  Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  June 15, 2006               /S/ Nolan Bushnell
                                    --------------------------------------------
                                    Nolan Bushnell, President,
                                    Chief Executive Officer and Chairman

Dated:  June 15, 2006               /S/ Peter Wilkniss
                                    --------------------------------------------
                                    Peter Wilkniss, Chief Financial Officer
                                    and Secretary


Dated:  June 15, 2006               /S/ Bruce P. Kelly
                                    --------------------------------------------
                                    Bruce P. Kelly, Director


Dated:  June 15, 2006               /S/ Bradley N. Rotter
                                    --------------------------------------------
                                    Bradley N. Rotter, Director


Dated:  June 15, 2006               /S/ Kevin McLeod
                                    --------------------------------------------
                                    Kevin McLeod, Director

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------

4.1               2006 Equity Incentive Plan
4.2               2005 Stock Incentive Plan *
5.                Opinion regarding legality
23.1              Consent of Kabani & Company, Inc.
23.2              Consent of Richardson & Patel LLP (included in Exhibit 5)

* Incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 15, 2005.


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